UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 23, 2020
UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09712	62-1147325
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8410 West Bryn Mawr, Chicago, Illinois 60631
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (773) 399-8900

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $1 par value	USM	New York Stock Exchange
6.95% Senior Notes due 2060	UZA	New York Stock Exchange
7.25% Senior Notes due 2063	UZB	New York Stock Exchange
7.25% Senior Notes due 2064	UZC	New York Stock Exchange
6.25% Senior Notes due 2069	UZD	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.  Entry into a Material Definitive Agreement
As previously disclosed, on December 20, 2017, United States Cellular Corporation (UScellular) and certain wholly-owned subsidiaries of UScellular entered into agreements relating to the issuance of asset-backed variable funding notes which are collateralized by the receivable balances of equipment installment plan contracts of UScellular’s customers (the Securitization) with Royal Bank of Canada (RBC), as administrative agent for owners of the securitized notes, with a maximum funding limit of $200 million at any given time. On October 23, 2020 (the Effective Date), UScellular entered into amended and restated agreements, which increased the maximum funding limit to $300 million at any given time.

As part of the Securitization, a wholly-owned subsidiary of UScellular formed a bankruptcy-remote special purpose entity in the form of a Delaware trust (the USCC Master Note Trust) to which certain equipment installment plan contracts are assigned. An entity not affiliated with UScellular is the trustee of USCC Master Note Trust (Trustee). The aforementioned wholly-owned subsidiary of UScellular entered into an Amended and Restated Trust Agreement with the Trustee (Trust Agreement).

Certain of UScellular’s wholly-owned subsidiaries have entered into agreements among themselves which provide for the transfer of equipment installment plan contracts to USCC Master Note Trust, and the subsequent continued servicing of those receivables by UScellular’s wholly-owned subsidiary, USCC Services, LLC.

USCC Master Note Trust, as issuer, entered into Supplemental Indenture No. 2 with USCC Services, LLC, as Servicer, and U.S. Bank National Association, as indenture trustee on October 23, 2020 (the Indenture), amending the Master Indenture pursuant to which USCC Master Note Trust has issued and may in the future issue asset-backed notes in one or more series to effect certain changes to the eligibility requirements for receivables that secure such asset-backed notes. Also on October 23, 2020, USCC Master Note Trust, as issuer, entered into (i) an Amended and Restated Indenture Supplement with USCC Services, LLC, as Servicer, and U.S. Bank National Association as indenture trustee (the Supplemental Indenture), setting forth the terms of a previously-established series of floating rate asset-backed notes with a maximum aggregate principal balance of $300 million (the Notes), in order to effect certain changes to such terms and (ii) an Amended and Restated Series 2017-VFN Note Purchase Agreement with USCC Receivables Funding LLC, as transferor, USCC Services, LLC, as Servicer, UScellular as performance guarantor, the owners party thereto, the managing agents party thereto, and RBC, as administrative agent for owners of the Notes, (the Note Purchase Agreement), setting forth the terms on which the owners will fund such Notes, to effect certain changes to such terms.

Two financial covenants as described below are included in the Supplemental Indenture:

1.Consolidated Interest Coverage Ratio (the ratio of Consolidated EBITDA to Consolidated Interest Charges) may not be less than 3.00 to 1.00 as of the end of any fiscal quarter.

2.Consolidated Leverage Ratio (the ratio of Consolidated Funded Indebtedness to Consolidated EBITDA) may not be greater than 3.25 to 1.00 as of the end of any fiscal quarter.

The Indenture, the Supplemental Indenture, the Note Purchase Agreement and the Trust Agreement and related documents include representations and warranties, covenants, events of default and other terms and conditions that are customary for similar transactions or as specifically negotiated. The continued availability of funding under such arrangements requires UScellular to maintain the above financial ratios and comply with negative and affirmative covenants. Defaults as specified in such documents may result in an acceleration of obligations and a termination of the funding facilities.

A Change in Control, as such term is defined in the Supplemental Indenture, of UScellular or its parent, Telephone and Data Systems, Inc. (TDS), would constitute an amortization event and result in termination of the funding facilities and the commencement of an amortization period, during which all collections from the receivables are required, after payment of principal and certain other senior pay items, to be applied to repay principal on the Notes.

The Note Purchase Agreement is scheduled to terminate in December 2022, but can be extended from time to time as specified therein.

As of the date hereof, $125 million has been borrowed under the Securitization facility, and $175 million remains available, subject to sufficient collateral to satisfy the asset borrowing base provisions of the facility.

The foregoing brief description is qualified by reference to the copy of the Exhibits attached hereto, which are incorporated herein by reference, and which identifies the lenders thereunder.

Some of the parties of the documents attached as Exhibits and/or their affiliates may have various relationships with UScellular, TDS, and/or their subsidiaries involving banking or other financial services, including checking, cash management, brokerage, lending, investment banking, depository, indenture trustee and/or other services, including serving as a lender under TDS and/or UScellular credit agreements.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits

Exhibit Number	Description of Exhibits
4.1
Amended and Restated Series 2017-VPN Indenture Supplement by and among USCC Master Note Trust, as Issuer, USCC Services, LLC, as Servicer, and U.S. Bank National Association, as Indenture Trustee, dated October 23, 2020.

4.2	Supplemental Indenture No. 2 by and among USCC Master Note Trust, USCC Services LLC, U.S. Bank National Association, as Indenture Trustee, dated October 23, 2020.
10.1
Amended and Restated Series 2017-VFN Note Purchase Agreement by and among USCC Receivables Funding LLC, as Transferor, USCC Master Note Trust, as Issuer, USCC Services, LLC, as Servicer, UScellular as Performance Guarantor, and Royal Bank of Canada, as Administrative Agent for owners of the notes, dated October 23, 2020.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES CELLULAR CORPORATION
(Registrant)

Date:	October 29, 2020	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)